Comstock Mining Provides Strategic Overview and Updates;
Value Proposition, Strategic Initiatives and Reverse Stock Split
Virginia City, NV (November 25, 2019) Comstock Mining Inc. (“Comstock” or the “Company”) (NYSE American: LODE) today provided a strategic overview and updates on key components of the Company’s strategic objectives.

Strategic Focus, Corporate Realignment and Transformation
In early 2019, the Comstock Board of Directors approved a transformational strategy focused on high-value, cash-generating, precious metal-based activities, (the “Strategic Focus”) including, but not limited to, metals exploration, engineering, resource development, economic feasibility assessments, mineral production, metal processing and related ventures of environmentally friendly, and economically enhancing mining technologies.

The Company has advanced the Strategic Focus, first with a legal entity realignment and then more substantively, with a number of highly focused and strategic transactions, ventures and partners that facilitate the Strategic Focus.

Mr. Corrado De Gasperis, Executive Chairman and CEO stated, “Our focus on realigning, transforming and investing into the Company is driven solely by our desire to reposition the Company, and its balance sheet, to deliver the maximum equity value from our existing assets and technology. These opportunities and value propositions from our entire, hard-asset and clean-technology platform and existing mineral resources are the result of years of hard restructuring, repositioning and developments that we are now capitalizing on. We believe we are deeply undervalued and this transformation enables us to unlock and deliver shareholder value.”

Value Proposition
Comstock’s foundational value starts with its land, water and mineral rights on and in the historic, world-class Comstock Lode district, and the planned growth from there is based on Comstock’s existing mineral resources, planned resource developments, new, clean-technology-based ventures and its established and permitted platform. This includes the Company’s crushing, leaching, processing and metallurgical labs and equipment, where the Company’s clean-technology platform, joint ventures and partnerships represent opportunities for significant value growth, especially in the area of mercury remediation and reprocessing of residual-leached mineralized materials. The following table summarizes the components of Comstock’s announced strategies and a valuation buildup based on the estimated potential, future contributions to the value of the Company for each opportunity (with the low representing the most known and quantifiable and the high representing least known or most nascent):

(#’s in millions)	Valuation Targets(1)
Strategic Value Proposition	Low	High
Investment in the Sierra Springs Opportunity Fund	$2.5	+
Mercury Clean-up – International Project #2	25.0	+
Mercury Clean-up – International Project #1	25.0	+
Mercury Clean-up – Comstock Project	1.5	+
Leach Material Reprocessing – Comstock Project	7.0	+
Dayton Mineral Resource Development	40.0	+
Lucerne Mineral Resource Development	24.0	+
Initial Consolidated Comstock Value Target Ranges	$125.0	+

(#’s in millions)	Valuation Estimate
Non-Mining Assets	Low	High
Non-Mining Senior Water Rights	$4.0	$4.5
Non-Mining Land Values	9.0	10.5
Residual Land Values (post-reclamation)	24.0	32.0
Total Base Land Value	$37.0	$47.0
Note (1): Valuation Targets represent management estimates (please see forward looking statements at the end of this release).

Mr. De Gasperis continued, “We have positioned the permitted platform and tested multiple processing technologies, and are currently testing the mercury remediation process technologies for precious metal processing technologies that we plan on developing and commercializing. We have also partnered with and expect to realize $24 million from the sale of Lucerne, plus the potential of an additional $36 million of additional value from leasing, processing and royalty agreements already in place. We have also invested in over 9% of the fully diluted opportunity zone fund that, based on the land valuations and development plans, is expected grow to potentially $1-2 billion in value, over the next 10-15 years. The platform has been repositioned for tremendous value growth.”

Non-mining Asset Sales and the Northern Nevada Opportunity Zones
Last year, the U.S. Treasury confirmed that all of Storey County and significant parts of Silver Springs, NV, had been certified as Qualified Opportunity Zones. The Company owns non-mining assets in these locations, including substantial lands and senior water rights in Silver Springs, NV, and the Gold Hill Hotel in Storey County, NV.

These two, adjacent qualified opportunity zones are located on growing, high volume, logistical highways, railways and airports, with the State of Nevada investing over $125 million dollars in the new USA Parkway and the four-lane expansion of Highway 50, all converging in Silver Springs, NV.

Sierra Springs Opportunity Fund Inc. (“SSOF”) was formed to capitalize on the extraordinary, explosive growth of high-tech industries in northern Nevada, and its qualified opportunity zones, and has already secured the rights to thousands of developable acres of land and other assets, including an agreement to purchase Comstock’s Silver Springs properties and water rights, all within the immediate proximity of the Tahoe Reno Industrial (TRI) Center.

Reno
Sparks
TRIC
Tahoe Reno
Industrial Center
NNIC
Northern Nevada
Industrial Center
Fernley
USA Pkwy
Silver
Springs
COMSTOCK
MINING
Carson
City
California
Storey
Sun Valley
North Valley
Wadsworth
Argo
Hazen
Massie
Clark
Patrick
Vista
Fleish
Verdi
Pleasant Valley
Washoe Valley
Virginia City
Washoe Lake
State Park
Incline Village
Dayton
Carson Hot
Springs
Brunswick
Como
Stagecoach
Tolepoosa
Silver Springs
Weeks
Wabuska
Lux
Lahontan State
Recreation Area
Fallon Naval Air
Sta Bombing
Range
Lake Tahoe
Nevada State
Park
Indian Hills
Glenbrook
395
80
50
95
580
Esri, HERE, Garmin, METI/NASA, USGS, Bureau of Land Management, EPA, NPS, USDA

Comstock expects its ownership, on a fully diluted basis, to be approximately 9.5% of the SSOF.

Non-mining Asset Sales and Repositioned Financial Position
The Company has agreed to sell and escrowed its two properties in Silver Springs, and over 200 acre-feet of senior water rights for just over $10 million and expects to receive an additional $300,000 deposit toward the purchase of these non-mining properties this week. The closing dates for these sales is now extended to January 31, 2020. The Lucerne sale has already more than halved the Company’s debt and upon completion of the non-mining asset sales, the Company’s remaining debt will be eliminated, with funding for the Company’s planned growth initiatives.

The following sequence of pro formas represents the near-term transition of Comstock’s financial position over the next 2-8 months, giving effect to the elimination of debts and other obligations, including the Northern Comstock JV obligations and transitioning to a debt free, JV obligation-free, well-funded Company, positioned for growth.

(US$ in thousands, except per share data)	Actual Value 9/30/19	Pro Forma Lucerne Sale (50%) 11/30/2019	Pro Forma Post Silver Springs Sales 1/31/2020	Pro Forma Lucerne Sale (100%) 6/30/2020
Cash and Cash Equivalents	$277	$1,045	$6,700	$11,000
Assets Held For Sale and Cash Payments Due
Lucerne Properties	$1,539	$769	$ -0-	$ -0-
Industrial Land & Water (Silver Springs)	2,739	2,739	-0-	-0-
Daney Ranch and Gold Hill Hotel	2,625	2,625	2,625	487
Cash Receivable Due-From-Tonogold	-0-	5,575	4,000	-0-
Total Assets Held For Sale & Due-From-Tonogold	$6,903	$11,708	$6,625	$487
Commercial Land (Downtown Silver Springs)	$3,250	$3,700	$ -0-	$ -0-
Tonogold Convertible Preferred Stock (2)(3)	5,650	5,800	5,800	5,800
Total All Assets Intended for Sale	$15,803	$21,208	$12,425	$6,287
Debt and Other Obligations
Senior Secured Debenture	$6,419	$4,700	$ -0-	$ -0-
Northern Comstock JV	7,132	7,102	6,922	-0-
Equipment Financing (CAT)	725	699	-0-	-0-
Total Debt and Other Obligations	$14,276	$12,501	$6,922	$ -0-

Total Common Shares Outstanding	116,230,203	25,394,043(1)	25,394,043(1)	25,394,043(1)

(1)
Represents 126,970,215 outstanding shares on November 25, 2019, that will be reverse split 1:5 into 25,394,043 total outstanding shares as of November 29, 2019, (excludes 2,269,200 performance-based management incentive shares (not issued) that were also reverse split into 453,840 available shares.)

(2)	Represents Convertible Preferred Stock received from Tonogold with a stated value of $4,750 and a fair-market-valued of $5,650 as of September 30, 2019.

(3)	Represents Convertible Preferred Stock received from Tonogold with a stated value of $5,800 and not yet fair-market-valued as of November 30, 2019.

Comstock Mining LLC and Tonogold Closing
Tonogold now has a 50% membership interest in Comstock Mining LLC, the entity that owns the Lucerne mine. The transaction alone is expected to deliver well over $24 million ($11.5 million in cash, $5.8 million in stock and over $7 million in assumed liabilities) of tangible value to Comstock. Comstock also retains a 1.5% NSR royalty on Lucerne plus rents that are payable to Comstock under a Lease-Option agreement to use the Company’s processing facilities. The agreements are expected to subsidize $2.2 million in annualized savings and may deliver additional value to Comstock of $20-$35 million based on Tonogold’s final mine plans. The remaining $5.575 million in cash owed to the Company represents a secured obligation of Tonogold with payments continuing through June 2020.

Comstock Processing LLC and Mercury Clean Up LLC
During 2019, Comstock Processing LLC, Comstock’s wholly-owned subsidiary that owns all of the property, plant, and permits at 1200 American Flat Road, near Virginia City, NV, entered into a definitive agreement with Mercury Clean Up LLC (“MCU”), in collaboration with Oro Industries Inc. (“Oro”), for the manufacture and global deployment of mercury remediation systems with proprietary mechanical, hydro, electro-chemical and oxidation processes to reclaim, treat and remediate mercury, and the entrapped precious metals, from soils, waste and tailings.

Comstock recently announced that it has received the prerequisite approvals from the Nevada Division of Environmental Protection (NDEP) approving the Mercury Remediation Pilot Test Plant that will be located within Comstock's existing leaching system. The NDEP (and U.S. Environmental Protection Agency) approvals for sampling, analysis, and management of historically contaminated soils on Comstock properties enables MCU to commence sampling and testing materials. Last week, drilling and sampling equipment arrived on site and the Company is finalizing the testing locations for drilling, sampling and testing the mercury and metal contents.
Mr. De Gasperis continued, “Our team has secured the necessary permits and we are mobilizing our equipment to commence drilling and sampling. Our investment is $2 million, secured by the state-of the-art equipment now arriving on site. The platform is in place for developing a world-class, state of the art global mercury remediation system in 2020, and we are targeting domestic and international opportunities with estimated annualized revenues of at least $100 million each. Comstock has ownership options for 25% of MCU and other rights that can result in Comstock receiving up to 62.5% of the profits for each of these mercury remediation opportunities. Securing these mercury remediation opportunities could result in profits of $25-$62.5 million, per project, for the Company.”

Comstock Exploration & Development (100% owner, Dayton Resource & Spring Valley Exploration Areas)
For the Dayton resource, Comstock previously discovered a newly recognized, mineralized, cross-cutting shear zone. An assay sample of the material identified three feet of 0.246 ounces per ton (OPT) gold and 3.553 OPT silver. Sampling was expanded and exposed another 90.8 feet of mineralized shear zone, beginning deep inside the Dayton adit. This overall sampling program identified precious metals averaging 0.043 OPT gold and 0.404 OPT silver for the entire zone, including 7.5 feet averaging 0.121 OPT gold and 0.753 OPT silver. The Company is proceeding to publish an updated National Instrument 43-101 (“NI 43-101”) technical report for the Dayton resource for the purpose of conducting a new preliminary economic assessment for the Dayton project.

The Company’s most recently updated resource estimates and engineered economic shells with assumed $1,200 price per ounce of gold equivalents and an $850 gold-equivalent cutoff grade, could represent approximately $40 million of potential net cash flow. Comstock is now developing updated geotechnical analysis for incremental exploration programs that include exploration and definition drilling of targets identified by geophysical surveys, surface mapping, prior drilling and deeper geological interpretations that together are expected to target a potential doubling to tripling of the value of the estimated cash flows and such estimates and a preliminary economic assessment (PEA) will be included in the stand alone NI 43-101 or comparable U.S. compliant technical report.

Corporate Update and 1-for-5 Reverse Stock Split and Adjustment of Authorized Shares
The Company plans on completing the non-mining sales by the end of January 2020, and the Company has agreed to receive additional deposits of $300,000 into escrow this week for extending the closing to January 31, 2020.

The Company and the New York Stock Exchange (NYSE) approved and will effect a reverse split of its common stock, $0.000666 par value (“Common Stock”), at a ratio of 1-for-5 (the “Reverse Split”), effective November 27, 2019. The Common Stock will begin trading on a split-adjusted basis when the market opens on November 29, 2019. The Reverse Split will result in each outstanding five pre-split shares of Common Stock automatically combining into one new share of Common Stock without any action on the part of the stockholders. The total number of outstanding common shares will be reduced from approximately 126 million to approximately 26 million shares. The Company’s authorized number of shares of Common Stock of the Company will also be proportionately decreased from 790,000,000 to 158,000,000 shares. The Company also voluntarily applied the reverse split to its 2011 Equity Plan, reducing available shares from 2,269,200 authorized performance-based management incentive shares (not issued) to 453,840 available shares. No fractional shares will be issued as a result of the Reverse Split as any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share.

The Board of Directors of the Company approved the action in accordance with Nevada law (NRS Section 78.207). The NYSE approved the 1-for-5 reverse stock split on November 22, 2019. No additional Company or stockholder approval is required because both the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock are proportionally reduced as a result of the Reverse Split, and the Reverse Split does not adversely affect any other class of stock of the Company and the Company will not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Split. The NYSE and the Company's transfer agent, Corporate Stock Transfer, will provide instructions to stockholders regarding the process for exchanging certificated shares. The Common Stock will continue to trade on the NYSE American under the trading symbol "LODE", but will trade under the new CUSIP number 205750300.

Mr. De Gasperis concluded, "We have effected this split simply to satisfy the NYSE American minimum share price requirement and we are compliant with every other NYSE requirement. We are strong advocates of the NYSE platform, brand and related shareholder protections the exchange provides. We consider this a mechanical change that does not impact our available capital, strategy, business plans, liquidity, operations or the intrinsic value of the shares. This action puts the last uncertainty about our continued listing behind us so we and our shareholders can now focus solely on growing our equity value, as described within this release, with a growing investor base."

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining that is currently commercializing environment-enhancing, precious-metal-based technologies, products and processes for precious metal recovery. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The Company’s goal is to grow per-share value by commercializing environment-enhancing, precious-metal-based products and processes that generate predictable cash flow (throughput) and increase the long-term enterprise value of our northern Nevada based platform.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: consummation of all pending transactions; project, asset or Company valuations; future industry market conditions; future explorations, acquisitions, investments and asset sales; future performance of and closings under various agreements; future changes in our exploration activities; future estimated mineral resources; future prices and sales of, and demand for, our products; future impacts of land entitlements and uses; future permitting activities and needs therefor; future production capacity and operations; future operating and overhead costs; future capital expenditures and their impact on us; future impacts of operational and management changes (including changes in the board of directors); future changes in business strategies, planning and tactics and impacts of recent or future changes; future employment and contributions of personnel, including consultants; future land sales, investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; the nature and timing of and accounting for restructuring charges and derivative liabilities and the impact thereof; contingencies; future environmental compliance and changes in the regulatory environment; future offerings of equity or debt securities; the possible redemption of debentures and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: counterparty risks; capital markets’ valuation and pricing risks; adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over title to properties; potential dilution to our stockholders from our stock issuances and recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting businesses; permitting constraints or delays; decisions regarding business opportunities that may be presented to, or pursued by, us or others; the impact of, or the non-performance by parties under agreements relating to, acquisitions, joint ventures, strategic alliances, business combinations, asset sales, leases, options and investments to which we may be party; changes in the United States or other monetary or fiscal policies or regulations; interruptions in production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors or others; assertion of claims, lawsuits and proceedings; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer.

Contact information:
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 ComstockMining.com	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com